Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Pasqal Holding SA (formerly named Bleichroeder Acquisition France Merger Sub 2) of our report dated May 26, 2026 relating to the financial statements of Pasqal SAS and its subsidiaries, which appears in Amendment N°1 to the Registration statement on Form F-1 (N°333-298830).

/s/ PricewaterhouseCoopers Audit

Neuilly-sur-Seine, France

November 2, 2026